Exhibit (h)(2)(vii)

AMENDMENT TO

INVESTMENT COMPANY REPORTING MODERNIZATION SERVICES

AMENDMENT TO

FUND ADMINISTRATION AND ACCOUNTING AGREEMENT

AMENDMENT made this 13th day of September, 2021 to the Investment Company Reporting Modernization Services Amendment to Fund Administration and Accounting Agreement dated September 5, 2018 (“SEC Mod Amendment”) between ARK ETF Trust (“Trust”), a Delaware statutory trust, and The Bank of New York Mellon, (“BNY Mellon”), a New York corporation authorized to do a banking business (“Agreement”).

WHEREAS, the Trust desires to add a new series to the SEC Mod Amendment under the same terms and conditions of the SEC Mod Amendment and BNY Mellon has agreed to add such series to the SEC Mod Amendment; and

WHEREAS, the Trust and BNY Mellon desire to amend Exhibit 1 to the SEC Mod Amendment to reflect these changes.

NOW THEREFORE, in consideration of the promises and covenants contained herein, the Trust and BNY Mellon agree to amend the SEC Mod Amendment as follows:

1.	Exhibit 1 of the SEC Mod Amendment is hereby replaced with the attached Exhibit 1 effective as of September 13, 2021.

2.	All other terms and conditions of the SEC Mod Amendment not modified in this Amendment shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below on the day and year first above written.

ARK ETF TRUST on behalf of each Series identified on Exhibit 1 attached hereto

By:	/s/ Kellen Carter
Name: Kellen Carter
Title: Chief Legal Officer

THE BANK OF NEW YORK MELLON

By:	/s/ Jeffrey B. McCarthy
Name:	Jeffrey B. McCarthy
Title:	Managing Director, Exchange-Traded Funds

Exhibit 1

To

Investment Company Reporting Modernization Services Amendment to

To Fund Administration and Accounting Agreement

Between ARK ETF Trust and The Bank of New York Mellon

As of September 13, 2021

Series Name

ARK Innovation ETF

ARK Genomic Revolution ETF

ARK Next Generation Internet ETF

ARK Autonomous Technology & Robotics ETF

The 3D Printing ETF

ARK Israel Innovative Technology ETF

ARK Fintech Innovation ETF

ARK Space Exploration & Innovation ETF

ARK Transparency ETF